Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—June 2003

Series	1996-C *	1998-A *
Deal Size	$271.50 MM	$600 MM
Expected Maturity	02/16/04	09/15/03

Yield	15.45%	18.54%
Less: Coupon	1.37%	1.85%
Servicing Fee	1.09%	1.09%
Net Credit Losses	6.14%	7.51%
Excess Spread:
June-03	6.85%	8.09%
May-03	6.48%	2.74%
April-03	7.04%	3.89%
Three month Average Excess Spread	6.79%	4.91%

Delinquency:
30 to 59 days	2.13%	2.13%
60 to 89 days	1.60%	1.60%
90 + days	3.42%	3.42%
Total	7.15%	7.15%

Payment Rate	12.62%	12.62%